UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2013

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  0-28778

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Officer
On December 20, 2013, the Board of Directors (the “Board”) of Tesco Corporation (the “Company”) appointed Christopher L. Boone the Company’s Senior Vice President, Chief Financial Officer, and Principal Accounting Officer effective January 1, 2014.
Mr. Boone, age 44, is leaving his positions as Vice President, and Chief Financial Officer of Lufkin Industries, Inc., roles which he has performed since May 2008. Prior to those roles, Mr. Boone served as that company’s Treasurer from May 2008 until February 2012, and as its Corporate Controller from August 1999 to May 2008. On July 1, 2013, Lufkin Industries, Inc. was purchased by General Electric Company. Since the sale closed, Mr. Boone remained at Lufkin Industries, Inc. to assist with integration and transition activities. Mr. Boone earned his B.S. degree in Business Administration and Accounting at Washington and Lee University and his M.B.A. degree from The Thunderbird School of Global Management.
In connection with his appointment, Mr. Boone and the Company entered into an employment agreement (the “Employment Agreement”) effective January 1, 2014. The terms of the Employment Agreement are substantially similar to the employment agreements with the Company’s other executive officers. A copy of the Employment Agreement is filed as an exhibit to this report.
Mr. Boone will receive an annual salary of $325,000 and is eligible to participate in the Company’s existing incentive plans alongside the Company’s other executives. As part of his compensation package, upon his employment start date, the Company will award him $150,000 of restricted stock units, $150,000 of stock options, and $200,000 of performance stock units, under the Amended and Restated Tesco Corporation Incentive Plan effective May 18, 2007 (the “Incentive Plan”), the general terms and conditions of which are described in the Company’s definitive proxy statement filed on April 3, 2013 with the Securities and Exchange Commission (the “Proxy Statement”). Mr. Boone’s target bonus under the Company’s 2014 Short Term Incentive Plan (the “STIP”) is 70% of his base salary and a maximum of 140% of his base salary.
Throughout this Current Report on Form 8-K, the descriptions of the Incentive Plan and the STIP contained in the Proxy Statement are qualified in their entirety by reference to the full text of the (i) Incentive Plan, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 22, 2007, and (ii) the STIP, a copy of which is filed as Exhibit 10.2 hereto.
The selection of Mr. Boone to serve as Senior Vice President, Chief Financial Officer, and Principal Accounting Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Boone and any director or other executive officer of the Company and there are no related transactions between the Company and Mr. Boone reportable under Item 404(a) of Regulation S-K.
(b) Departure of Officer
Mr. Boone replaces Mr. John M. Dodson, the Interim Chief Financial Officer and Interim Principal Accounting Officer, who had agreed to serve in those roles for transition purposes following the departure of Mr. Robert L. Kayl on November 11, 2013, as previously disclosed. Mr. Dodson remains an officer of Tesco Corporation (US), a subsidiary of the Company.

Item 9.01    Exhibits.

(d)

10.1     Employment Agreement between Tesco Corporation and Christopher L. Boone effective January 1, 2014.
10.2     2014 Short Term Incentive Plan (EMT-Levels 5 and 6).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: December 24, 2013	By:	/s/ Dean Ferris
Dean Ferris, Sr. Vice President and General Counsel